Exhibit 1.1

             Shares

NEUSTAR, INC.

CLASS A COMMON STOCK, $0.001 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

            , 2005

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
As representatives (the "Managers") of the several Underwriters
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

        Certain stockholders (the "Selling Shareholders") of NeuStar, Inc., a Delaware corporation (the "Company"), named in Schedule I hereto severally propose to sell to the several Underwriters named in Schedule II hereto (the "Underwriters"), an aggregate of                        shares (the "Firm Shares") of the Class A Common Stock, $0.001 par value per share, of the Company, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto.

        The Selling Shareholders also propose to sell to the several Underwriters not more than an additional            shares in the aggregate (the "Additional Shares") of the Company's Class A Common Stock, $0.001 par value per share, each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder's name in Schedule I hereto, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Class A Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Class A common stock, $0.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

        In connection with the issuance and sale of the Shares, immediately prior to the effectiveness of the Registration Statement, the Company and the Selling Shareholders, as applicable, intend to: (i) convert each outstanding share of the Company's preferred stock into shares of common stock; (ii) amend the Company's certificate of incorporation (as so amended, the "Amended Certificate of Incorporation") to split each share of the Company's common stock outstanding immediately prior to the sale of the Shares contemplated hereby into 1.4 shares of Class B Common Stock, $0.001 par value per share (the "Class B Common Stock"), by means of a reclassification; (iii) convert all shares of Class B Common Stock held by the Selling Shareholders into shares of Class A Common Stock and (iv) enter into a stockholders agreement (the "Stockholders Agreement") among the Company, certain of the Selling Shareholders and the trustees of the Voting Trust Agreement dated September 24, 2004, by and among the Company, certain Selling Shareholders, certain members and former members of management of the Company and such trustees (the "Trust Agreement"). The Amended Certificate of Incorporation and the Stockholders Agreement are referred to herein as the "Ancillary Documents." The foregoing transactions, together with all other transactions contemplated by the Ancillary Documents, are referred to herein as the "Ancillary Transactions."

        Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers,

employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares". Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

        1.    Representations and Warranties of the Company.    The Company represents and warrants to and agrees with each of the Underwriters that:

          (a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

          (b)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and each such jurisdiction is set forth on Schedule III hereto.

          (d)    Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and each such jurisdiction is set forth on Schedule III hereto; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except that Melbourne IT Limited owns 10% of the outstanding shares of common stock of NeuLevel, Inc. and NeuLevel, Inc. owns 70% of the outstanding shares of capital stock of Sentan Registry Services, Inc., the remaining 30% of which is owned by Japan Registry Services Co., Ltd.

          (e)    This Agreement has been duly authorized, executed and delivered by the Company.

          (f)    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (g)    All of the issued shares of capital stock of the Company outstanding have been duly authorized and are validly issued, fully paid and non-assessable; the shares of Common Stock have been duly authorized and will be validly issued, fully paid and non-assessable on the Closing Date.

          (h)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Ancillary Documents will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i), (iii) or (iv), where such contravention would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained by the Company for the performance of its obligations under this Agreement or the Ancillary Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or as have been obtained.

          (i)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (j)    There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (k)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, and delivered by the Underwriters to prospective purchasers of the Shares complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (l)    The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (m)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (n)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (o)    Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (p)    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as disclosed in the Prospectus.

          (q)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

          (r)    Except as disclosed in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where such failure to own or possess, or such inability to acquire on reasonable terms, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (s)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as disclosed in the Prospectus, or, to the knowledge of the Company, is imminent.

          (t)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are in management's judgment prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

          (u)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

          (v)    Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any shares of capital stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to (i) employee benefit plans, qualified stock option plans or other employee compensation plans, (ii) outstanding options, rights or warrants or (iii) the acquisition of Fiducianet, Inc.

          (w)    Ernst & Young LLP, who have certified the financial statements of the Company and its subsidiaries, are independent public accountants with respect to the foregoing entities as required by the Securities Act and the rules and regulations of the Commission thereunder.

          (x)    The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position, results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries at the dates indicated and for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.

          (y)    The Company and its subsidiaries maintain a consolidated system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Securities Exchange Act of 1934 (the "Exchange Act")) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

          (z)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

          (aa)    The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

          (bb)    No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

          (cc)    The Company has not offered, or caused Morgan Stanley to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

        2.    Representations and Warranties of the Selling Shareholders.    Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

          (a)    This Agreement has been duly authorized (if a non-natural person), executed and delivered by or on behalf of such Selling Shareholder.

          (b)    The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, and, to the extent party thereto, the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws or similar organizational documents of such Selling Shareholder, in the case of a non-natural person, (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except, in the case of clauses (i), (iii) or (iv), where such contravention would not impair in any material respects the consummation of such Selling Shareholder's obligations under this Agreement or, to the extent party thereto, the Power of Attorney, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or, to the extent party thereto, the Power of Attorney except such as have been obtained under the Securities Act and as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), in each case, in connection with the offer and sale of the Shares.

          (c)    Upon consummation of the Ancillary Transactions and, to the extent such Selling Shareholder is party to the Trust Agreement, the transfer to such Selling Shareholder of any Shares to be sold by such Selling Shareholder, and, in the case of certain Selling Shareholders listed on Schedule IV hereto, the exercise of options with respect to underlying shares of Common Stock, such Selling Shareholder will, as the Closing Date, have, valid title to the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and, to the extent party thereto, the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

          (d)    The Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder, to the extent party thereto, and are valid and binding agreements of such Selling Shareholder.

          (e)    Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, transfer of such Shares, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of the New York Uniform Commercial Code (the "UCC")) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (w) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (x) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC, (y) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC and (z) with respect to DTC, the "securities intermediary's jurisdiction" within the meaning of Section 8-110(e) of the UCC is New York.

          (f)    Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Prospectus to sell its Shares pursuant to this Agreement.

          (g)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, as of the date of such amendment or supplement, as applicable, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) are limited to statements and omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information so furnished by such Selling Shareholder consists of the name of such Selling Shareholder, the number of offered Shares and the other information with respect to such Selling Shareholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption "Principal and Selling Stockholders" in the Prospectus (with respect to each Selling Shareholder, the "Shareholder Information").

        3.    Agreements to Sell and Purchase.    Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $            a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters the number of Additional Shares set forth in Schedule I hereto opposite the name of

such Selling Shareholder, and the Underwriters shall have the right to purchase, severally and not jointly, up to                        Additional Shares at the Purchase Price. If less than the maximum number of Additional Shares are purchased, each Selling Shareholder will sell the amount which bears the same proportion to the number of Additional Shares purchased by the Underwriters as the number of Additional Shares set forth in Schedule I hereto opposite the name of such Selling Shareholder bears to the total number of Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement; provided that you shall be limited to three such notices in the aggregate. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "Option Closing Date"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        The Company and each Selling Shareholder hereby agree that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, and will not publicly announce any intention to, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including Class B Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including Class B Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

        The restrictions contained in the preceding paragraph shall not apply to (a) the sale of the Shares to the Underwriters, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Managers have been advised in writing; provided that the underlying shares of Common Stock and Class B Common Stock issued to any Selling Shareholder or other person who has delivered a lock-up agreement pursuant to Section 6(g) hereto shall continue to be subject to the restrictions contained in the immediately preceding paragraph or such lock-up agreement, as applicable; (c) the issuance by the Company of shares of Common Stock and Class B Common Stock or options to purchase shares of Common Stock to, or the repurchase by the Company of unvested shares of Common Stock and Class B Common Stock upon termination of service from, an employee, director, consultant other service provider, pursuant to the Company's stock incentive plans in effect on the date hereof; provided that the shares of Common Stock and Class B Common Stock or options to purchase shares of Common Stock and Class B Common Stock issued to the Company's directors and executive officers shall be subject to the restrictions contained in the lock-up agreements delivered pursuant to Section 6(h) hereof; (d) the filing by the Company of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of a stock incentive plan of the Company in effect on the date hereof; (e) transfers by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or for no consideration and transfers by a Selling Shareholder by will or intestate, provided that in each case, each recipient of such shares or convertible securities agrees in writing to be subject to the restrictions described in the immediately preceding paragraph and no filing by any party with the Commission shall be required or shall be voluntarily made in connection with such transfer; (f) transfers by a Selling Shareholder to any trust, partnership or limited liability company for the direct or indirect benefit of such person and/or the immediate family of such Selling Shareholder for estate planning purposes, provided that (i) the trustee of the trust, partnership or the limited liability company, as the case may be, agrees in writing to be subject to the restrictions described in the immediately preceding paragraph, (ii) any such transfer shall not involve a disposition for value, and (iii) no filing by any party with the Commission shall be required or shall be voluntarily made in connection with such transfer; (g) a sale that is required by the restrictions on ownership and transfer set forth in the Company's Amended Certificate of Incorporation; (h) the exercise of outstanding options or warrants by a Selling Shareholder; provided that the underlying shares of Common Stock and Class B Common Stock will be subject to the restrictions described in the immediately preceding paragraph upon exercise or conversion; (i) any transfer by a Selling Shareholder to an affiliate (as that term is defined in Rule 405 under the Securities Act) of such Selling Shareholder, provided that such affiliate agrees in writing to be subject to the restrictions contained in the immediately preceding paragraph and that no filing by any party with the Commission shall be required or shall be voluntarily made in connection with any such transfer, (j) transactions by a Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing by any party with the Commission shall be required or shall be voluntarily made in connection with such open market transactions or (k) the issuance by the Company of shares of Common Stock in connection with acquisitions of other companies up to an amount equal to 19.9% of the Company's fully-diluted Common Stock (measured as of the Closing Date), provided that each recipient of such shares agrees in writing to be subject to the restrictions described in the immediately preceding paragraph. In addition, each Selling Shareholder, agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, and will not publicly announce the intention to, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, including any shares of Class B Common Stock. Each Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Managers of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

        4.    Terms of Public Offering.    The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $    a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $            a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $    a share, to any Underwriter or to certain other dealers.

        The Company is advised by the Underwriters that they will not allocate more than    Shares to any entity purchasing Shares from them in the Offering.

        5.    Payment and Delivery.    Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on                        , 2005, or at such other time on the same or such other date, not later than                        , 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

        Payment for any Additional Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than            , 2005, as shall be designated in writing by you.

        The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

        6.    Conditions to the Underwriters' Obligations.    The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

        The several obligations of the Underwriters are subject to the following further conditions:

          (a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

      (i)
      there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

      (ii)
      there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b)    The Underwriters shall have received on the Closing Date a certificate of the Company, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

        The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c)    The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

      (i)
      the Company is a validly existing corporation in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is qualified to do business as a foreign corporation in the jurisdictions listed on Schedule III hereto;

      (ii)
      each subsidiary of the Company is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is qualified to do business in the jurisdictions listed on Schedule III hereto;

      (iii)
      the Company has an authorized capitalization as set forth in the Prospectus;

      (iv)
      the outstanding shares of Common Stock have been duly authorized;

      (v)
      based solely upon a certificate of the chief financial officer of the Company and a review of minute books and stock ledgers of each subsidiary of the Company, the Company is the record owner of all of the shares of capital stock of each of its subsidiaries (other than the shares of NeuLevel, Inc. owned by Melbourne IT Limited and the shares of Sentan Registry Services, Inc. owed by NeuLevel, Inc. and Japan Registry Services Co., Ltd., respectively);

      (vi)
      the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action; this Agreement has been duly executed and delivered by the Company;

      (vii)
      the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents: (i) do not and will not violate the certificate of incorporation or bylaws of the Company and (ii) do not and will not breach the terms of (a) any agreement or other instrument identified to us in a certificate of the chief financial officer of the Company as being all such agreements or instruments that are material and binding on the Company or (b) any order, judgment or decree of any court or other agency of government identified to such counsel in a certificate of the general counsel of the Company as constituting all orders, judgments or decrees binding on the Company (other than orders, judgments or decrees of the Federal Communications Commission or any federal advisory agency appointed or established by the Federal Communications Commission or under any federal, state or foreign communications or telecommunications law), in either case based solely on our review of such agreements, orders, judgments or decrees;

      (viii)
      the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents: (i) do not and will not violate any law, rule or regulation of the United States of America applicable to the Company or its subsidiaries that, in our experience, is generally applicable to transactions in the nature of those contemplated by this Agreement, or the Delaware General Corporation Law or the laws of the State of New York, in each case as currently in effect; it being understood, however, that no opinion need be rendered with respect to federal, state or foreign securities, communications or telecommunications laws; and (ii) do not and will not require any filing with or approval, consent, authorization or order of, or qualification with, any governmental authority or regulatory body of the State of Delaware, the State of New York or the United States of America or under the Delaware General Corporation Law, the laws of the State of New York or any law or regulation of the United States of America applicable to the Company, in each case as currently in effect, except for (A) such filings or approvals as already have been made or obtained, (B) such as may be required by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares, (C) approval of the underwriting terms by the NASD; or (D) any approval that may be required by the Federal Communications Commission or any federal advisory agency appointed or established by the Federal Communications Commission;

      (ix)
      the statements relating to legal or regulatory matters, documents or proceedings included in (A) the Prospectus under the captions "Certain Relationships and Related Party Transactions," "Description of Capital Stock" and "Underwriting" and (B) the Registration Statement in Items 14 and 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

      (x)
      after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; provided that the opinion set forth in this clause 6(c)(x) may be delivered by the General Counsel of the Company; and

      (xi)
      the Company is not, and after giving effect to the offering and sale of the Shares by the Selling Shareholders will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        In addition, the Underwriters shall have received on the Closing Date a letter from Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated the Closing Date to the effect that the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (A) nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d)    The Underwriters shall have received on the Closing Date an opinion of each of Willkie Farr & Gallagher LLP, counsel for the Warburg Pincus Entities (as defined in the Prospectus),

  Kirkland & Ellis LLP, counsel for MidOcean Capital Investors, L.P., Hogan & Hartson LLP, counsel for the ABS Entities (as defined in the Prospectus), Morse, Barnes-Brown & Pendleton P.C., counsel for Windspeed Ventures, and any separate counsel for the other Selling Shareholders, each dated the Closing Date, in a form reasonably acceptable to the Underwriters, to the effect that:

      (i)
      such Selling Shareholder has duly authorized, in the case of a non-natural person, executed and delivered this Agreement;

      (ii)
      the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and, to the extent party thereto, the Power of Attorney of such Selling Shareholder will not contravene (a) any provision of applicable law, (b) the organizational documents of such Selling Shareholder, in the case of a non-natural person, (c) to such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or (d) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (a), (c), or (d) for such contraventions as would not, individually or in the aggregate, materially adversely impact such Selling Shareholder's ability to perform its obligations under this Agreement or, to the extent party thereto, the Power of Attorney of such Selling Shareholder, it being understood that no opinion need be rendered with respect to federal, state or foreign securities, communications or telecommunications laws;

      (iii)
      no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the consummation of the transactions contemplated by this Agreement or, to the extent party thereto, the Power of Attorney of such Selling Shareholder in connection with the sale of the Shares offered by such Selling Shareholder hereunder, except such (a) as have been made or obtained under the Securities Act, (b) as may be required under foreign securities or state "Blue Sky" laws in connection with the purchase and distribution of the Shares offered by such Selling Shareholder, (c) approval of the underwriting terms by the NASD, (d) any approval that may be required by the Federal Communications Commission or any federal advisory agency appointed or established by the Federal Communications Commission or under any federal, state or foreign communications or telecommunications laws or (e) as have been obtained;

      (iv)
      such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and, to the extent party thereto, the Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder;

      (v)
      the Power of Attorney of each Selling Shareholder party thereto have been duly authorized, in the case of a non-natural person, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder; and

      (vi)
      upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, transfer of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for such Selling Shareholder may assume that when such payment, delivery and crediting occur, (w) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (x) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC, (y) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC and (z) with respect to DTC, the "securities intermediary's jurisdiction" within the meaning of Section 8-110(e) of the UCC is New York.

          (e)    The Underwriters shall have received on the Closing Date an opinion of Morrison & Foerster, regulatory counsel for the Company, dated the Closing Date, to the effect that:

      (i)
      the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents do not and will not breach the terms of any order, judgment or decree of the Federal Communications Commission or any federal advisory agency appointed or established by the Federal Communication Commission or under any federal, state or foreign communications or telecommunications law, based solely on our review of such orders, judgments or decrees;

      (ii)
      the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents: (i) do not and will not violate any communications or telecommunications law, rule or regulation of the United States of America applicable to the Company or its subsidiaries, in each case as currently in effect; and (ii) do not and will not require any filing with or approval, consent, authorization or order of, or qualification with the Federal Communications Commission or any federal advisory agency appointed or established by the Federal Communications Commission, except such as have been obtained; and

      (iii)
      the statements relating to legal or regulatory matters, documents or proceedings included in the Prospectus under the caption "Business-Regulatory Environment" fairly summarize in all material respects such matters, documents or proceedings; provided that, with respect to any statements relating to legal or regulatory matters, documents or proceedings included in the Prospectus under the caption "Business?Regulatory Environment?Internet Domain Name Registrations", such opinion may be delivered by the General Counsel of the Company.

          (f)    The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(ix) (but only as to the statements in the Prospectus under "Underwriting") and the letter described in the last paragraph of Section 6(c) above.

        With respect to the letter described in the last paragraph of Section 6(c) above, Gibson, Dunn & Crutcher LLP and Cravath, Swaine & Moore LLP, may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

        The opinions of Gibson, Dunn & Crutcher LLP and counsel for the various Selling Shareholders described in Sections 6(c) and 6(d) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

          (g)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h)    The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (i)    The Ancillary Transactions shall have been consummated on the terms set forth in the Prospectus.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization of the Additional Shares to be sold on such Option Closing Date and other matters related to such Additional Shares.

        7.    Covenants of the Company.    In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a)    To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b)    Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e)    To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending             , 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f)    To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

        8.    Expenses.    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholders agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, subject to the prior approval of the Company, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (xi) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided, however, that in no event shall this Section 8 supercede any obligation the Company may have to reimburse the Selling Shareholders in respect of any payments by the Selling Shareholders of any such expenses. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", Section 10 entitled "Directed Share Program Indemnification" and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

        The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

        9.    Indemnity and Contribution.    (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

          (b)    Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to such Selling Shareholder's Shareholder Information; provided, however that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement (before payment of fees and expenses but after deducting discounts and commissions paid to the Underwriters).

          (c)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Managers. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling

  Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such proceeding was one in respect of which indemnity may have been sought pursuant to Section 9(a), 9(b) or 9(c). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e)    To the extent the indemnification provided for in Section 9(a), 9(b)or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be several and limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement (before payment of fees and expenses but after deducting discounts and commissions paid to the Underwriters).

          (f)    The Company and the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g)    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

        10.    Directed Share Program Indemnification.    (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act ("Morgan Stanley Entities") from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material in addition to the Prospectus prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

          (b)    In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement and (iii) such proceeding was one in respect of which indemnity may have been sought pursuant to Section 10(a). The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

          (c)    To the extent the indemnification provided for in Section 10(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions contained in the materials described in clause 10(a)(i) that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (d)    The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (e)    The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

        11.    Termination.    The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

        12.    Effectiveness; Defaulting Underwriters.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided, however, that in no event shall this Section 12 supercede any obligation the Company may have to reimburse the Selling Shareholders in respect of any payments by the Selling Shareholders of any such expenses.

        13.    Counterparts.    This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        14.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        15.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        16.    Notices.    All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or faxed and confirmed to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk (fax: (212) 761-0316), Credit Suisse First Boston LLC, 11 Madison Avenue, New York, New York 10010, Attention: Transactions Advisory Group (fax: (212) 325-4296) and J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Group (fax: (212) 622-8358); if to the Company shall be delivered, mailed or sent to 46000 Center Oak Plaza, Sterling, Virginia 20166, Attention: Martin Lowen and if to the Selling Shareholders shall be delivered, mailed or sent to c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, New York 10017, Attention: Bilge Ogut.

Very truly yours,
NEUSTAR, INC.
By:
Name:
Title:
WARBURG, PINCUS EQUITY PARTNERS, L.P. WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V. WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V. Each by: Warburg, Pincus & Co., as General Partner
By
Name:
Title:
MIDOCEAN CAPITAL INVESTORS, L.P.
By:	MidOcean Capital Partners, L.P., its General Partner
By:	Existing Fund GP, Ltd., its General Partner
By
Name:
Title:
ABS CAPITAL PARTNERS IV, L.P. ABS CAPITAL PARTNERS IV OFFSHORE, L.P. ABS CAPITAL PARTNERS IV-A, L.P. ABS CAPITAL PARTNERS IV SPECIAL OFFSHORE, L.P. Each by: ABS Partners IV, L.L.C., as General Partner
By
	Name:	Timothy T. Weglicki
	Title:	Managing Member of ABS Partners IV, L.L.C.

The Selling Shareholders named in Schedule IV hereto, acting severally
By:
Attorney-in Fact
Accepted as of the date hereof
Morgan Stanley & Co. Incorporated Credit Suisse First Boston LLC J.P. Morgan Securities Inc.
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto
By:	Morgan Stanley & Co. Incorporated
By:
Name:
Title:
By:	Credit Suisse First Boston LLC
By:
Name:
Title:
By:	J.P. Morgan Securities Inc.
By:
Name:
Title:

Schedule I

Selling Shareholder	Number of Firm Shares To Be Sold	Maximum Number of Additional Shares To Be Sold
Warburg, Pincus Equity Partners, L.P.
Warburg, Pincus Netherlands Equity Partners I, CV
Warburg, Pincus Netherlands Equity Partners III, CV
MidOcean Capital Investors, L.P.
ABS Capital Partners IV, L.P.
ABS Capital Partners IV Offshore, L.P.
ABS Capital Partners IV-A, L.P.
ABS Capital Partners IV Special Offshore, L.P.
Windspeed Ventures Partners, L.P.
Jeffrey E. Ganek
Michael Lach
Jeffrey A. Babka
Mark D. Foster
John Malone
Wayne M. Charity
Steve Cory
Joseph P. Franklin
Edward G. Freitag
Martin K. Lowen
Robert Davlin
Christine Walker

Total:

I-1

Schedule II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc
Friedman, Billings, Ramsey & Co., Inc.
ThinkEquity Partners LLC

Total:

SCHEDULE III

Foreign Qualifications of the Company and Its Subsidiaries

Entity (Jurisdiction of Organization)	Foreign Qualifications
1. Neustar, Inc. (Delaware)	California Colorado District of Columbia Illinois Iowa North Carolina Oregon Texas Virginia Washington
2. BizTelOne, Inc. (Delaware)	None
3. NeuLevel, Inc. (Delaware)	Virginia
4. Sentan Registry Services, Inc. (Delaware)	None
5. NeuStar Funding, LLC (Delaware)	None
6. NeuStar International, Inc. (Delaware)	None
7. NeuStar International Services, Inc. (Delaware)	Virginia
8. NeuStar Subsidiary Corporation (Delaware)	None
9. NightFire Software, Inc. (Delaware)	Virginia

SCHEDULE IV

Selling Shareholders Executing
Underwriting Agreement via Power of Attorney

Windspeed Venture Partners, L.P.
Jeffrey E. Ganek
Michael Lach
Mark D. Foster
John Malone
Wayne M. Charity
Steven Cory
Joseph P. Franlin
Edward G. Freitag
Martin K. Lowen
Robert Poulin
Christine Walker